SECURITIES AND EXCHANGE COMMISSION



                             Washington, D.C. 20549
                   -------------------------------------------


                                    FORM 8-K

                                 CURRENT REPORT


                       Pursuant to Section 13 or 15(d) of
                       the Securities Exchange Act of 1934




                                 Date of Report

                       (Date of earliest event reported):



                                February 5, 2003

                    ----------------------------------------



                           THERMO ELECTRON CORPORATION
             (Exact name of Registrant as specified in its charter)

Delaware                              1-8002                          04-2209186
(State or other jurisdiction of   (Commission File Number)     (I.R.S. Employer
incorporation or organization)                                    Identification
                                                                        Number)


81 Wyman Street, P.O. Box 9046
Waltham, Massachusetts                                                02454-9046
(Address of principal executive offices)                              (Zip Code)

                                 (781) 622-1000
                         (Registrant's telephone number
                              including area code)

         This Current Report on Form 8-K contains forward-looking statements that involve a number of risks and uncertainties. Important factors that could cause actual results to differ materially from those indicated by such forward-looking statements are set forth under the heading "Forward Looking Statements" in the Registrant's Quarterly Report on Form 10-Q for the fiscal quarter ended September 28, 2002. These include risks and uncertainties relating to: the need to develop new products and adapt to significant technological change, dependence on customers that operate in cyclical industries, the effect of changes in governmental regulations, dependence on customers' capital spending policies and government funding policies, integration and consolidation of the company's instrument businesses, implementation of the company's strategies for improving internal growth, the company's guarantee of obligations of a subsidiary that was spun off, the effect of exchange rate fluctuations on international operations, and potential impairment of goodwill. We undertake no obligation to publicly update any forward-looking statement, whether as a result of new information, future events, or otherwise.

Item 5.  Other Events

         On , February 5, 2003, the Registrant issued a press release, attached hereto as Exhibit 99, regarding its financial results for the quarter ended December 28, 2002.

Item 7.  Financial Statements, Pro Forma Financial Information and Exhibits

         (a) Financial Statements of Business Acquired: Not applicable.

         (b) Pro Forma Financial Information: Not applicable.

         (c) Exhibits

                  99       Press Release dated February 5, 2003.

                                    SIGNATURE

         Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized, on this 27th day of February 2003.





                                        THERMO ELECTRON CORPORATION


                                        By: /s. Kenneth J. Apicerno
                                            -------------------------------
                                            Kenneth J. Apicerno
                                            Treasurer

                                                                      Exhibit 99

           Thermo Electron Reports Strong Fourth Quarter 2002 Results


WALTHAM, Mass. (February 5, 2003) - Thermo Electron Corporation (NYSE:TMO) today reported GAAP diluted earnings per share (EPS) of $.51 for the fourth quarter of 2002, compared with a $.04 loss in the year-ago quarter. Fourth quarter revenues were $569 million in 2002, up 2 percent from $560 million in the same period in 2001. Eliminating favorable currency effects of 4 percent and the impact of acquisitions and divestitures, organic revenues declined by 2 percent. GAAP operating margin for the quarter was 6.8 percent in 2002, versus negative 8.7 percent in 2001.

In order for investors to gain a better understanding of our operating results, we believe it is useful to present our financial results on both a GAAP and adjusted basis, consistent with how we measure our operating performance. In this regard, adjusted EPS increased 24 percent to $.31 for the fourth quarter of 2002, versus $.25 in the same period of 2001. Fourth quarter adjusted operating margin was 12.1 percent in 2002, versus 11.5 percent in the year-ago quarter.

Adjusted EPS and adjusted operating margin (detailed in the accompanying schedules) exclude inventory charges, primarily for abandoned product lines; restructuring and other costs/income; amortization of acquisition-related intangibles; certain other income; gain/loss on disposal of discontinued operations; extraordinary item; and the cumulative effect of a change in accounting principle.

For the 12 months ended December 28, 2002, GAAP diluted earnings per share were $1.73, versus breakeven results in 2001. Adjusted EPS rose 11 percent to $.99 in 2002, up from $.89 in 2001. Revenues declined by 5 percent to $2.09 billion in 2002, from $2.19 billion in 2001. Eliminating favorable currency effects of 1 percent and the impact of acquisitions and divestitures, organic revenues also declined by 5 percent. GAAP operating margin was 7.5 percent in 2002, versus 1.6 percent in 2001. Adjusted operating margin was 10.8 percent in 2002, versus 11.0 percent in 2001.

"We are pleased to report strong EPS growth in both the quarter and the full year, despite continued pressure on the top line, as well as solid operating cash flow of $60 million from continuing operations in the fourth quarter," said Marijn E. Dekkers, president and chief executive officer of Thermo Electron. "We continue to experience softness in many of the markets we serve; nevertheless, our productivity initiatives are contributing directly to bottom-line growth and we expect this to continue in 2003. Further, we're harnessing the best of what we have to offer across Thermo in order to serve customers better and more efficiently. We have innovative new products and services in the pipeline, unparalleled depth and breadth of capabilities, and we are leveraging our expertise across the company to offer broader, more integrated solutions to meet our customers' evolving needs."

Commenting on earnings guidance for the first quarter of 2003 as well as for the full year, Mr. Dekkers said, "While we're not counting on improvement in the top line in the near-term given the economic uncertainty, we believe that we are well positioned to make continued progress on the bottom line. Our goal is to deliver EPS of $.22 to $.24 for the first quarter of 2003, and $1.07 to $1.12 for the full year, excluding the items detailed above in the description of adjusted EPS." It is not feasible to provide meaningful GAAP EPS guidance because many of the items we have excluded are difficult to estimate

                                     -more-
and primarily dependent on future events, such as decisions concerning the location and timing of facility consolidations, and on market conditions that affect the timing and proceeds from the sale of our remaining equity interests.



                                 Sector Results


Please Note: Improvement in all three sectors' GAAP results was due in part to significant restructuring charges in the 2001 period and the absence of goodwill amortization in the 2002 period due to the adoption in 2002 of SFAS No. 142, "Goodwill and Other Intangible Assets." See the accompanying schedules for details. Organic revenue growth figures exclude the effects of acquisitions, divestitures, and currency translation.

Life and Laboratory Sciences
Fourth quarter 2002 revenues for the Life and Laboratory Sciences sector were $314 million, versus $305 million in 2001, with organic revenues down 1 percent. We had strong shipments of chromatography systems, magnetic-sector mass spectrometry instruments, and laboratory information management systems (LIMS). These increases were offset by lower sales at our business that provides turnkey laboratories in emerging economies, which had a particularly strong fourth quarter in 2001, and continued softness in our laboratory-equipment business. Productivity initiatives led to significant improvements in both GAAP and adjusted operating margins. On a GAAP basis, operating margin was 15.2 percent in the fourth quarter of 2002, versus 4.6 percent in 2001. Adjusted operating margin rose 200 basis-points to 19.6 percent for the quarter, up from 17.6 percent in 2001.

We continue to innovate, with new customer-focused products that have been well received in the marketplace, including the TraceTM DSQ single quadrupole GC/MS system launched earlier this year, and the Shandon ExcelsiorTM Tissue Processor, a fully automatic solution for tissue processing and reagent storage and handling, which features improved processing quality and enhanced safety. We dedicate significant resources to R&D to ensure we remain on the cutting edge of technology, and we believe customers will be impressed by the host of new products we will introduce at Pittcon this March.

Measurement and Control
Fourth quarter 2002 revenues for the Measurement and Control sector were $171 million, versus $155 million in 2001, with organic revenues up 7 percent. We saw strong demand for our explosives trace detection equipment, driven by the congressional mandate to screen 100 percent of all checked airline baggage by the end of the 2002, and modest improvement in sales of process instruments to food and beverage and pharmaceutical customers - offset by continued weak general demand in other industrial manufacturing markets. GAAP operating margin was 6.4 percent for the 2002 quarter, versus a negative 3.4 percent in the previous year. Adjusted operating margin was 11.1 percent in 2002, up from 10.1 percent in 2001, due to higher revenues and successful productivity and integration initiatives.

Our July acquisition of Saint-Gobain's radiation-monitoring products business has exceeded expectations for revenues and earnings. We continue to see strong sales of our expanded line of radiation-monitoring products used in security applications to protect public safety at borders, airports, seaports, freight and shipping facilities, and other public venues.

Optical Technologies
Fourth quarter 2002 revenues for the Optical Technologies sector were $86 million, versus a particularly strong quarter in 2001 of $102 million. The continued weakness in the worldwide semiconductor market and slow economic conditions for our industrial customers affected the entire sector, and organic revenues were down 16 percent. GAAP operating margin was negative 5.0 percent for the fourth quarter of 2002, versus negative 41.9 percent in 2001. Adjusted operating margin for the sector was 4.0 percent in the 2002 quarter, compared with 5.3 percent in 2001.

                                     -more-

We introduced a number of new products in January, including the latest Spectra-Physics Vanguard laser - an innovative solid-state system that can replace water-cooled ion lasers and offer lower cost-of-ownership in a wide range of commercial and biomedical applications. This January, we also combined all of our lasers and photonics offerings under the Spectra-Physics name to leverage Spectra-Physics' strong brand value with a broader set of customers.

Consolidated Statement of Operations (unaudited)
                                                                                Three Months Ended
                                                            --------------------------------------------------------------
                                                                Dec. 28, 2002                   Dec. 29, 2001
                                                            -----------------------------   ------------------------------
(In thousands except per share amounts)                     Reported (a)    Adjusted (b)    Reported (a)    Adjusted (b)
--------------------------------------------------------------------------------------------------------------------------

Revenues                                                       $ 568,745       $ 568,745       $ 559,708        $ 559,708
                                                            -------------   -------------   -------------   --------------
Costs and Operating Expenses:
   Cost of revenues (c)                                          323,470         317,621         322,888          310,070
   Selling, general, and administrative expenses                 144,235         144,235         144,493          144,493
   Amortization of intangible assets (including goodwill in 2001)  2,811               -          11,628                -
   Research and development expenses                              38,188          38,188          40,581           40,581
   Restructuring and other costs, net (d)                         21,369               -          88,556                -
                                                             -------------   -------------   -------------   --------------
                                                                 530,073         500,044         608,146          495,144
                                                             -------------   -------------   -------------   --------------
Operating Income (Loss)                                           38,672          68,701         (48,438)          64,564
Interest Income                                                    9,685           9,685          16,307           16,307
Interest Expense                                                  (8,357)         (8,357)        (16,038)         (16,038)
Other Income, Net (e)                                             20,170           3,233          28,499            2,797
                                                            -------------   -------------   -------------   --------------
Income (Loss) from Continuing Operations Before Income Taxes,
  Minority Interest, and Extraordinary Item                       60,170          73,262         (19,670)          67,630
Income Tax (Provision) Benefit                                   (17,694)        (21,126)          7,829          (21,953)
Minority Interest Income (Expense)                                     -               -           4,514              (64)
                                                            -------------   -------------   -------------   --------------

Income (Loss) from Continuing Operations Before
  Extraordinary Item                                              42,476          52,136          (7,327)          45,613
Gain on Disposal of Discontinued Operations (includes
  income tax benefit of $7,600)                                   45,000               -               -                -
                                                            -------------   -------------   -------------   --------------
Income (Loss) Before Extraordinary Item                           87,476          52,136          (7,327)          45,613
Extraordinary Item (net of income tax benefit of $174
  and income tax provision of $275) (f)                             (324)              -             459                -
                                                             -------------   -------------   -------------   --------------
Net Income (Loss)                                               $ 87,152        $ 52,136        $ (6,868)        $ 45,613
                                                            =============   =============   =============   ==============

Earnings (Loss) per Share from Continuing Operations Before
  Extraordinary Item (g):
    Basic                                                          $ .26                          $ (.04)
                                                            =============                   =============
    Diluted                                                        $ .25                          $ (.04)
                                                            =============                   =============
Earnings (Loss) per Share (h)(i):
    Basic                                                          $ .53                          $ (.04)
                                                            =============                   =============
    Diluted                                                        $ .51           $ .31          $ (.04)           $ .25
                                                            =============   =============   =============   ==============
Weighted Average Shares:
    Basic                                                        163,214                         177,478
                                                            =============                   =============
    Diluted                                                      175,248         175,248         177,478          202,011
                                                            =============   =============   =============   ==============


(a) Reported results were determined in accordance with U.S. generally accepted accounting principles (GAAP).

(b) Adjusted results exclude inventory charges (note c), amortization of acquisition-related intangible assets and, in 2001, amortization of goodwill, restructuring and other costs/income (note d), certain other income/expense (note e), gain on disposal of discontinued operations, and extraordinary item (note f). The excluded amortization decreased due to the adoption of SFAS No. 142, effective in 2002.

(c) Reported results in 2002 include $5,563,000 of inventory writedowns for the abandonment of a product line and $286,000 of charges for the sale of inventories revalued at the date of acquisition. Reported results in 2001 include $12,818,000 of inventory writedowns, principally for the abandonment of product lines.

(d) Reported results in 2002 include restructuring and other items consisting principally of severance; abandoned facility and other expenses of real estate consolidation; net losses on the sale of a business and property; and legal/advisory fees associated with a reorganization of the company's non-U.S. subsidiary structure. Reported results in 2001 include restructuring and other costs consisting principally of severance; abandoned facility and other expenses of real estate consolidation; charges for asset impairment and lease obligations on abandoned assets; net losses on sales of businesses; and investment banking, legal, and consulting fees, as well as employee-retention costs associated with the company's reorganization announced in 2000.

(e) Reported results include $16,937,000 and $26,502,000 of gains from the sale of shares of FLIR Systems, Inc. in 2002 and 2001, respectively. Reported results in 2001 include $800,000 of impairment of an available-for-sale security.

(f) Extraordinary item represents net gains or losses on early retirement of debt.

(g) The amounts on a pro forma basis in 2001 to reflect adoption of SFAS No. 142 were as follows: reported basic $.01, reported diluted $.01.

(h) The amounts on a pro forma basis in 2001 to reflect adoption of SFAS No. 142 were as follows: reported basic $.01, reported diluted $.01.

(i) Adjusted earnings per share excludes interest expense on convertible debentures of $2,154,000 and $4,875,000, net of tax, in 2002 and 2001,
respectively, for the assumed conversion of such convertible debentures.


                                     -more-


Segment Data (j)(k)                                                                              Three Months Ended
                                                                                            ------------------------------
(In thousands except percentage amounts)                                                    Dec. 28, 2002   Dec. 29, 2001
--------------------------------------------------------------------------------------------------------------------------
Life and Laboratory Sciences
  Revenues                                                                                     $ 314,337        $ 304,842
                                                                                            -------------   --------------

   GAAP Operating Income                                                                          47,852           13,904
  Restructuring and Other Items (l)                                                               11,981           32,629
  Amortization of Acquisition-Related Intangibles (including Goodwill in 2001)                     1,682            6,991
                                                                                            -------------   --------------
    Adjusted Operating Income                                                                   $ 61,515         $ 53,524
                                                                                            -------------   --------------
    GAAP Operating Margin                                                                           15.2%             4.6%
  Adjusted Operating Margin                                                                         19.6%            17.6%

Measurement and Control
  Revenues                                                                                     $ 170,851        $ 155,455
                                                                                            -------------   --------------

  GAAP Operating Income (Loss)                                                                    10,871           (5,245)
  Restructuring and Other Items (l)                                                                7,386           17,723
  Amortization of Acquisition-Related Intangibles (including Goodwill in 2001)                       760            3,203
                                                                                            -------------   --------------
  Adjusted Operating Income                                                                     $ 19,017         $ 15,681
                                                                                            -------------   --------------
  GAAP Operating Margin                                                                              6.4%            (3.4%)
  Adjusted Operating Margin                                                                         11.1%            10.1%

Optical Technologies
  Revenues                                                                                      $ 86,301        $ 101,837
                                                                                            -------------   --------------

  GAAP Operating Loss                                                                             (4,346)         (42,623)
  Restructuring and Other Items (l)                                                                7,432           46,560
  Amortization of Acquisition-Related Intangibles (including Goodwill in 2001)                       369            1,434
                                                                                            -------------   --------------

  Adjusted Operating Income                                                                      $ 3,455          $ 5,371
                                                                                            -------------   --------------

  GAAP Operating Margin                                                                             (5.0%)          (41.9%)
  Adjusted Operating Margin                                                                          4.0%             5.3%


Consolidated (including Corporate Costs)
  Revenues                                                                                     $ 568,745        $ 559,708
                                                                                            -------------   --------------

  GAAP Operating Income (Loss)                                                                    38,672          (48,438)
  Restructuring and Other Items (l)                                                               27,218          101,374
  Amortization of Acquisition-Related Intangibles (including Goodwill in 2001)                     2,811           11,628
                                                                                            -------------   --------------
  Adjusted Operating Income                                                                     $ 68,701         $ 64,564
                                                                                            -------------   --------------

  GAAP Operating Margin                                                                             6.8%            (8.7%)
  Adjusted Operating Margin                                                                        12.1%            11.5%


(j) GAAP operating income (loss) and GAAP operating margin were determined in accordance with U.S. generally accepted accounting principles and, in 2001, include goodwill amortization as follows: Life and Laboratory Sciences $5,899,000, Measurement and Control $2,994,000, Optical Technologies $1,066,000, Consolidated $9,959,000. Results in 2002 do not include goodwill amortization due to the adoption of SFAS No. 142, effective in 2002.

(k) Adjusted operating income and adjusted operating margin exclude the items in notes (c) and (d), amortization of acquisition-related intangible assets and, in 2001, amortization of goodwill.

(l) Includes items described in notes (c) and (d).

                                     -more-


Consolidated Statement of Operations
                                                                                Twelve Months Ended
                                                            -------------------------------------------------------------
                                                                    Dec. 28, 2002                   Dec. 29, 2001
                                                            -----------------------------   -----------------------------
(In thousands except per share amounts)                     Reported (a)    Adjusted (b)    Reported (a)    Adjusted (b)
-------------------------------------------------------------------------------------------------------------------------
Revenues                                                      $ 2,086,355     $ 2,086,355     $ 2,188,210     $ 2,188,210
                                                            -------------   -------------   -------------   -------------
Costs and Operating Expenses:
   Cost of revenues (c)                                         1,158,979       1,149,853       1,229,588       1,203,493
   Selling, general, and administrative expenses                  556,337         556,337         573,011         573,011
   Amortization of intangible assets (including goodwill in 2001)   8,319               -          47,093               -
   Research and development expenses                              155,121         155,121         171,614         171,614
   Restructuring and other costs, net (d)                          52,146               -         132,702               -
                                                             -------------   -------------  -------------   -------------
                                                                1,930,902       1,861,311       2,154,008       1,948,118
                                                             -------------   -------------  -------------   -------------
Operating Income                                                  155,453         225,044          34,202         240,092
Interest Income                                                    47,874          47,874          68,490          68,490
Interest Expense                                                  (40,916)        (40,916)        (71,769)        (71,769)
Other Income, Net (e)                                             125,575          14,143          39,758           7,424
                                                            -------------   -------------   -------------   -------------
Income from Continuing Operations Before Income Taxes,
  Minority Interest, Extraordinary Item, and Cumulative
  Effect of Change in Accounting Principle                        287,986         246,145          70,681         244,237
Income Tax Provision                                              (92,987)        (75,058)        (26,929)        (80,289)
Minority Interest Income                                              331             324           5,840             400
                                                            -------------   -------------   -------------   -------------
Income from Continuing Operations Before Extraordinary Item and
  Cumulative Effect of Change in Accounting Principle             195,330         171,411          49,592         164,348
Gain (Loss) on Disposal of Discontinued Operations, Net
  (includes tax benefit of $21,008 in 2002 and $22,741 in 2001)   115,370               -         (50,440)              -
                                                            -------------   -------------   -------------   -------------
Income (Loss) Before Extraordinary Item and Cumulative Effect of
  Change in Accounting Principle                                  310,700         171,411            (848)        164,348
Extraordinary Item (net of income tax benefit of $522 and
  income tax provision of $637) (f)                                  (970)              -           1,061               -
                                                            -------------   -------------   -------------   -------------
Income Before Cumulative Effect of Change in Accounting Principle 309,730         171,411             213         164,348
Cumulative Effect of Change in Accounting Principle (net of income
  tax benefit and minority interest of $663)                            -               -            (994)              -
                                                             -------------   -------------  -------------   -------------
Net Income (Loss)                                             $   309,730     $   171,411     $      (781)    $   164,348
                                                             =============   =============  =============   =============
Earnings per Share from Continuing Operations Before Extraordinary
  Item and Cumulative Effect of Change in Accounting Principle (g):
    Basic                                                     $      1.16                     $       .27
                                                            =============                   =============
    Diluted                                                   $      1.12                     $       .27
                                                            =============                   =============
Earnings (Loss) per Share (h)(i):
    Basic                                                     $      1.84                     $         -
                                                            =============                   =============
    Diluted                                                   $      1.73     $       .99     $         -     $       .89
                                                            =============   =============   =============   =============
Weighted Average Shares:
    Basic                                                         168,572                         180,560
                                                            =============                   =============
    Diluted                                                       186,611         185,824         183,916         184,387
                                                            =============   =============   =============   =============



(a) Reported results were determined in accordance with U.S. generally accepted accounting principles (GAAP).

(b) Adjusted results exclude inventory charges (note c), amortization of acquisition-related intangible assets and, in 2001, amortization of goodwill, restructuring and other costs/income (note d), certain other income/expense (note e), gain (loss) on disposal of discontinued operations, extraordinary item (note f), and the cumulative effect of change in accounting principle. The excluded amortization decreased due to the adoption of SFAS No. 142, effective in 2002.

(c) Reported results in 2002 include $6,722,000 of inventory writedowns for the abandonment of product lines and $2,404,000 of charges for the sale of inventories revalued at the date of acquisition. Reported results in 2001 include $26,095,000 of inventory writedowns, principally for the abandonment of product lines.

(d) Reported results in 2002 include restructuring and other items consisting principally of charges for abandoned equipment leases at Spectra-Physics; severance; abandoned facility and other expenses of real estate consolidation; cancellation penalties on capital equipment purchases; impairment of abandoned assets; and legal/advisory fees associated with a reorganization of the company's non-U.S. subsidiary structure. These items are net of net gains on the sales of businesses. Reported results in 2001 include restructuring and other costs consisting principally of severance; abandoned facility and other expenses of real estate consolidation; charges for asset impairment and lease obligations on abandoned assets; net losses on sales of businesses; in-process research and development at an acquired business; and investment banking, legal, and consulting fees, as well as employee-retention costs associated with the company's reorganization announced in 2000.

(e) Reported results include $111,432,000 and $35,117,000 of gains from the sale of shares of FLIR Systems, Inc. in 2002 and 2001, respectively. Reported results in 2001 include $2,783,000 of impairment of two available-for-sale securities that were preacquisition assets of acquired businesses.

(f) Extraordinary item represents net gains or losses on early retirement of debt.

(g) The amounts on a pro forma basis in 2001 to reflect adoption of SFAS No. 142 were as follows: reported basic $.48, reported diluted $.47.

(h) The amounts on a pro forma basis in 2001 to reflect adoption of SFAS No. 142 were as follows: reported basic $.20, reported diluted $.20.

(i) Adjusted earnings per share excludes interest expense on convertible debentures of $13,198,000 and $266,000, net of tax, in 2002 and 2001,
respectively, for the assumed conversion of such convertible debentures.

                                     -more-

Segment Data (j)(k)                                                                     Twelve Months Ended
                                                                                ----------------------------------------
(In thousands except percentage amounts)                                        Dec. 28, 2002       Dec. 29, 2001
-------------------------------------------------------------------------------------------------------------------------
Life and Laboratory Sciences
  Revenues                                                                      $   1,139,671       $   1,113,780
                                                                                -------------       -------------
  GAAP Operating Income                                                               177,664             105,655
  Restructuring and Other Items (l)                                                    18,306              45,559
  Amortization of Acquisition-Related Intangibles (including Goodwill in 2001)          5,323              27,838
                                                                                -------------       -------------
  Adjusted Operating Income                                                     $     201,293       $     179,052

                                                                                -------------       -------------
  GAAP Operating Margin                                                                  15.6%                9.5%
  Adjusted Operating Margin                                                              17.7%               16.1%

Measurement and Control
  Revenues                                                                      $     614,377        $     676,271
                                                                                -------------       -------------
  GAAP Operating Income                                                                50,288              16,879
  Restructuring and Other Items (l)                                                    13,294              44,592
  Amortization of Acquisition-Related Intangibles (including Goodwill in 2001)          1,600              13,344
                                                                                -------------       -------------
  Adjusted Operating Income                                                     $      65,182       $      74,815
                                                                                -------------       -------------
  GAAP Operating Margin                                                                   8.2%                2.5%
  Adjusted Operating Margin                                                              10.6%               11.1%

Optical Technologies
  Revenues                                                                      $     342,220       $     408,935
                                                                                -------------       -------------

  GAAP Operating Loss                                                                 (22,139)            (37,366)
  Restructuring and Other Items (l)                                                    27,110              57,128
  Amortization of Acquisition-Related Intangibles (including Goodwill in 2001)          1,396               5,911
                                                                                -------------       -------------
  Adjusted Operating Income                                                     $       6,367       $      25,673
                                                                                -------------       -------------

  GAAP Operating Margin                                                                  (6.5%)              (9.1%)
  Adjusted Operating Margin                                                               1.9%                6.3%

Consolidated (including Corporate Costs)
  Revenues                                                                      $   2,086,355       $   2,188,210
                                                                                -------------       -------------

  GAAP Operating Income                                                               155,453              34,202
  Restructuring and Other Items (l)                                                    61,272             158,797
  Amortization of Acquisition-Related Intangibles (including Goodwill in 2001)          8,319              47,093
                                                                                -------------       -------------
  Adjusted Operating Income                                                     $     225,044       $     240,092
                                                                                -------------       -------------

  GAAP Operating Margin                                                                   7.5%               1.6%
  Adjusted Operating Margin                                                              10.8%              11.0%


(j) GAAP operating income (loss) and GAAP operating margin were determined in accordance with U.S. generally accepted accounting principles and, in 2001, include goodwill amortization as follows: Life and Laboratory Sciences $23,629,000, Measurement and Control $12,117,000, Optical Technologies $4,478,000, Consolidated $40,224,000. Results in 2002 do not include goodwill amortization due to the adoption of SFAS No. 142, effective in 2002.

(k) Adjusted operating income and adjusted operating margin exclude the items in notes (c) and (d), amortization of acquisition-related intangible assets and, in 2001, amortization of goodwill.

(l) Includes items described in notes (c) and (d).

                                     -more-

Thermo Electron will hold its earnings conference call on Thursday, February 6, 2003, at 11 a.m. EST. To listen, dial 888-872-9028 within the U.S., or 973-633-6740 outside the U.S. The conference call will also be Webcast at www.thermo.com. Click on "Investors." An audio archive Web version of the call will also be available until February 20, 2003. Click on "Audio Archives" under "Investors" at www.thermo.com.

About Thermo Electron
Leading the world in high-tech instruments, Thermo Electron Corporation helps life science, laboratory, and industrial customers advance scientific knowledge, enable drug discovery, improve manufacturing processes, and protect people and the environment with instruments, scientific equipment, and sample-in/knowledge-out solutions. Based in Waltham, Massachusetts, Thermo Electron has revenues of more than $2 billion, and employs approximately 11,000 people in 30 countries worldwide. For more information, visit www.thermo.com.

The following constitutes a "Safe Harbor" statement under the Private Securities Litigation Reform Act of 1995: This press release contains forward-looking statements that involve a number of risks and uncertainties. Important factors that could cause actual results to differ materially from those indicated by such forward-looking statements are set forth under the heading "Forward-Looking Statements" in the company's Quarterly Report on Form 10-Q for the fiscal quarter ended September 28, 2002. These include risks and uncertainties relating to: the need to develop new products and adapt to significant technological change, dependence on customers that operate in cyclical industries, the effect of changes in governmental regulations, dependence on customers' capital spending policies and government funding policies, integration and consolidation of the company's instrument businesses, implementation of the company's strategies for improving internal growth, the company's guarantee of obligations of a subsidiary that was spun off, the effect of exchange rate fluctuations on international operations, and potential impairment of goodwill. We undertake no obligation to publicly update any forward-looking statement, whether as a result of new information, future events, or otherwise.


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